UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0708398
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826

(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED LIGHTPATH TECHNOLOGIES, INC.

OMNIBUS INCENTIVE PLAN

(Full title of the plan)

KENNETH BRIZEL, CHIEF EXECUTIVE OFFICER

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826

(Name and address of agent for service)

(407) 382-4003

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $.01 par value	450,000	$4.10	$1,845,000	$218

(1)	Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of that same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Class A Common Stock as reported on the NASDAQ SmallCap Market on December 15, 2004, which was $4.10.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to the participants in the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (the “Plan”) in accordance with Form S-8 and Rule 428 of the Securities Act of 1933, as amended.

Effective as of October 20, 2004, LightPath Technologies, Inc. (the “Company”), amended the Plan to increase the number of shares of Class A common stock, $0.01 par value per share (the “Common Stock”), subject thereto by 450,000 shares to a total of 915,625 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is being filed solely to register, pursuant to the Securities Act of 1933, as amended, 450,000 additional shares of Common Stock of the Company issuable pursuant to the Plan.

The Company has previously filed a registration statement on Form S-8 (File No. 333-23511) covering 75,000 shares of Common Stock initially authorized for issuance under its Amended & Restated Directors Stock Option Plan, a registration statement on Form S-8 (File No. 333-92017) covering an additional 225,000 shares of Common Stock authorized for issuance under that plan, a registration statement on Form S-8 (File No. 333-96083) covering an additional 50,000 shares of Common Stock authorized for issuance under that plan, and a registration statement on Form S-8 (File No. 333-50974) covering an additional 100,000 shares of Common Stock authorized for issuance under that plan.

The Company has previously filed a registration statement on Form S-8 (File No. 333-23515) covering 325,000 shares of Common Stock initially authorized for issuance under its Amended Omnibus Incentive Plan, a registration statement on Form S-8 (File No. 333-40715) covering an additional 1,500,000 shares of Common Stock authorized for issuance under that plan, and a registration statement on Form S-8 (File No. 333-50976) covering an additional 1,450,000 shares of Common Stock authorized for issuance under that plan.

Effective October 15, 2002, the Company adopted the Plan, which consolidated its Amended & Restated Directors Option Plan and its Amended Omnibus Incentive Plan. The 3,725,000 of Common Stock which were previously subject to the two predecessor plans were then subject to the Plan. On February 28, 2003, the Company’s Board of Directors authorized a 1-for-8 reverse split of the Common Stock. As a result, prior to the amendment covered by this Registration Statement, there were 465,625 shares of Common Stock subject to the Plan.

The contents of all of the aforementioned registration statements on Form S-8, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, and the Company’s Definitive Proxy Statement for its annual meeting of stockholders held on October 20, 2004, previously filed by the Company with the Securities and Exchange Commission, are incorporated herein by reference in this Registration Statement and made a part hereof.

Item 8.	EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document
*4.1	Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed as an exhibit to our Proxy Statement filed with the Securities and Exchange Commission on September 12, 2002, and incorporated herein by reference).

4.2	Amendment No. 1 to Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed herewith).

4.3	Amendment No. 2 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed herewith).

5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 17th day of December, 2004.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Kenneth Brizel
Kenneth Brizel
Chief Executive Officer, President

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Kenneth Brizel as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

Signatures	Title	Date

/s/ Kenneth Brizel Kenneth Brizel	Chief Executive Officer, President, Director (Principal Executive Officer)	December 17, 2004

/s/ Monty K. Allen Monty K. Allen	Chief Financial Officer (Principal Financial Officer)	December 17, 2004

/s/ Robert Ripp Robert Ripp	Director (Chairman of the Board)	December 17, 2004

/s/ James L. Adler Jr. James L. Adler Jr.	Director	December 17, 2004

Robert Bruggeworth	Director

/s/ Louis Leeburg Louis Leeburg	Director	December 17, 2004

/s/ Dr. Steven R. J. Brueck Dr. Steven R. J. Brueck	Director	December 17, 2004

/s/ Gary Silverman Gary Silverman	Director	December 17, 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Documents	Page
*4.1	Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed as an exhibit to the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 12, 2002, and incorporated herein by reference).

4.2	Amendment No. 1 to Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed herewith).

4.3	Amendment No. 2 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed herewith).

5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

*	Previously filed.